UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2024

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 21, 2024, Reborn Coffee, Inc., a Delaware corporation (the “Company”) received a staff determination letter (the “Letter”) from the Nasdaq Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that because it has not yet filed its Form 10-Q for the fiscal year ended March 31, 2024 (the “Filing”), Nasdaq has determined that the Company has failed to comply with the filing requirement set forth in Listing Rule 5250(c)(1) (the “Determination”).

As previously announced on May 15, 2024, the Company was required to dismiss BF Borgers CPA PC as the Company’s independent registered public accounting firm. The Company was required to engage a new independent registered public accounting firm in order to complete and file the Form 10-Q. On May 14, 2024, the Audit Committee approved the engagement of BCRG Group (“BCRG”) as the Company’s new independent registered public accounting firm. Due to the timing of the appointment of BCRG, the Company was unable without unreasonable effort and expense to complete the review of the Company’s financial statements for the quarter ended March 31, 2024 before the required filing date for the Quarterly Report on Form 10-Q.

A Nasdaq Hearings Panel (the “Panel”) had previously placed the Company on a Discretionary Panel Monitor for a period of one year or until May 16, 2025 after the Company regained compliance with previous Nasdaq listing deficiencies, which would require the Staff to issue a Delist Determination Letter in the event that the Company failed to maintain compliance with any continued listing requirement (the “Panel Monitor”). The Letter explains that ordinarily, Nasdaq listed companies may be provided up to 60 calendar days to submit a plan to regain compliance, and that if the plan is accepted, Staff may grant an exception of up to 180 calendar days from the Filing’s due date. However, pursuant to the Panel Monitor, the Company is not eligible for a compliance period. Therefore, the Company must, and shall, request an appeal of this Determination to the Panel, and request a stay of the suspension pending a hearing (with an explanation as to why an extended stay is appropriate) by June 28, 2024 or else trading of the Company’s common stock will be suspended at the opening of business on July 2, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on the Nasdaq.

A Panel will review the request for an extended stay and notify the Company of its conclusion as soon as is practicable but in any event no later than 15 calendar days following the deadline to request the hearing.

While the Company intends to request a hearing with the Panel and a stay on the suspension, there can be no assurances that the Panel will grant the Company’s request for a hearing or a stay on its suspension of the Company’s securities. Additionally, there can be no assurances that the Panel will provide a decision in the Company’s favor after the hearing.

Pursuant to Listing Rule 5810(b), the Staff requires that the Company issue as promptly as possible, but no later than four days from the receipt of the Letter, a public announcement disclosing the receipt of the Letter. A copy of this announcement must also be provided to Nasdaq’s MarketWatch Department at least 10 minutes prior to its release. In the event the Company does not make the required public announcement, trading in its securities will be halted.

The Company, by filing this Form 8-K, discloses its receipt of the notification from Nasdaq in accordance with Nasdaq Listing Rule 5810(b). A copy of a press release with respect to the information set forth above is also attached hereto as Exhibit 99.1.

Item 8.01 Other Events

On June 26, 2024, the Company issued a press release announcing its receipt of the Letter from the Staff. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2024

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer

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